EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156761 on Form S-8 of Aptargroup, Inc., of our report dated June 17, 2010, appearing in this Annual Report on Form 11-K of Aptargroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois

June 17, 2010